UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934 (Amendment No. ______)

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JOHN HANCOCK CAPITAL SERIES
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JOHN HANCOCK U.S. GLOBAL LEADERS GROWTH FUND,
a series of JOHN HANCOCK CAPITAL SERIES

SUPPLEMENT TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

ORIGINALLY SCHEDULED FOR JUNE 15, 2018 AND

ADJOURNED TO AUGUST 3, 2018

The following information relates to the proxy statement dated April 6, 2018 (“Proxy Statement”) of John Hancock Capital Series (the “Trust”) for use at the special meeting of shareholders of John Hancock U.S. Global Leaders Growth Fund (the “Fund”), a series of the Trust, and any adjournment or postponement thereof (the “Special Meeting”). The Proxy Statement was furnished to the Fund’s shareholders in connection with the solicitation of proxies by the Board of Trustees of the Trust (the “Board”) for the Special Meeting, which was originally scheduled to take place on Friday, June 15, 2018, at 2:00 P.M., Eastern Time, and has been adjourned to Friday, August 3, 2018, at 2:00 P.M., Eastern Time.

As discussed in the Proxy Statement, Proposal 1 seeks shareholder approval of a New Subadvisory Agreement with the Fund’s subadvisor, Sustainable Growth Advisers, LP (the “Subadvisor”), to replace the Current Subadvisory Agreement, which is expected to terminate on July 2, 2018. In order to permit the Subadvisor to continue managing the Fund after July 2, 2018, the Board, including a majority of Independent Trustees, at the in-person Board meeting held on June 19-21, 2018, approved an interim subadvisory agreement between and among the Trust, on behalf of the Fund, John Hancock Advisers, LLC, the Fund’s investment advisor (the “Advisor”), and the Subadvisor (the “Interim Subadvisory Agreement”).

This supplement provides information regarding the Interim Subadvisory Agreement. This supplement does not change Proposal 1 or any of the other proposals to be considered at the Special Meeting, which are described in the Proxy Statement. All capitalized terms used in this supplement and not otherwise defined herein have the meanings ascribed to them in the Proxy Statement.

The Notice of Meeting, the Proxy Statement, the Fund’s latest Annual Report, and this supplement are available on the Internet at www.jhinvestments.com/proxy.

Your vote is very important. We urge shareholders who have not already voted or submitted a proxy for use at the Special Meeting to do so promptly. If you have already voted or submitted a proxy, you do not need to take any further action, or you may change your vote or revoke your proxy with respect to any of the Proposals described in the Proxy Statement in any of the ways described in section of the Proxy Statement entitled “Voting Procedures.”

This supplement is dated June 29, 2018 and is being mailed, on or about July 6, 2018, to all shareholders of record of the Fund at the close of business on the Record Date.

This supplement contains important information for you to consider when deciding how to vote on Proposal 1 to be presented at the Special Meeting. Please read this supplement carefully.

THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Supplemental Disclosure Relating to Proposal 1 - Approval of New Subadvisory Agreement

As described in the Proxy Statement, the Subadvisor has agreed to sell a majority ownership stake to Virtus Investment Partners in a transaction that is expected to close by July 2, 2018 (the “Closing Date”). As discussed in the Proxy Statement, the Virtus Transaction will result in the automatic termination of the Current Subadvisory Agreement. Because the Special Meeting has been adjourned to August 3, 2018, in order to permit the Subadvisor to continue managing the Fund after the Closing Date, at the Advisor’s recommendation, the Board, including a majority of Independent Trustees, approved the Interim Subadvisory Agreement.

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The following discussion of the Interim Subadvisory Agreement is provided for your information only in connection with your consideration of Proposal 1. Please note that the Trust is not required to obtain shareholder approval of the Interim Subadvisory Agreement, and no such approval is being sought.

Legal Background

Rule 15a-4(b) under the 1940 Act (the “Rule”) provides a mechanism for addressing the termination of advisory and subadvisory agreements resulting from, among other circumstances, the types of corporate transactions presented by the Virtus Transaction. Under the Rule, the Board, including a majority of the Independent Trustees, may approve an interim subadvisory agreement with the Subadvisor at the same fee rate in effect prior to the termination of the Current Subadvisory Agreement.

Under the Rule, the Interim Subadvisory Agreement must contain the same terms and conditions as the Current Subadvisory Agreement, except for the effective date and two significant provisions: (a) the term of the Interim Subadvisory Agreement cannot exceed 150 days; and (b) the fees to be paid to the Subadvisor must be held in escrow pending shareholder approval of the New Subadvisory Agreement.

If the New Subadvisory Agreement described in the discussion of Proposal 1 in the Proxy Statement is approved by the Fund’s shareholders, the Subadvisor would then be paid its full subadvisory fees accrued during the period for which the Interim Subadvisory Agreement is in effect prior to shareholder approval (plus interest). If, however, the Fund’s shareholders do not approve the New Subadvisory Agreement, then the Subadvisor would receive the lesser of: (i) its costs to provide subadvisory services to the Fund for that period (plus interest); or (ii) the subadvisory fees accrued (plus interest).

Comparison of Current and Interim Subadvisory Agreements

The Interim Subadvisory Agreement, dated July 1, 2018, incorporates the substance of all amendments to the initial version of the Current Subadvisory Agreement dated February 16, 2004, as amended on March 31, 2008, March 11, 2013, and June 1, 2013. The following is a comparison of the material terms of the Current and Interim Subadvisory Agreements. A comparison of the Current and New Subadvisory Agreements is included in the Proxy Statement.

Parties. The parties to both the Current and Interim Subadvisory Agreements are the Trust, on behalf of the Fund, the Advisor, and the Subadvisor. (As noted in the Proxy Statement, the Trust is not a party to the New Subadvisory Agreement, consistent with more recent subadvisory agreements for the John Hancock funds.)

Duties, Liability, Amendments, and Insurance. These terms are identical under both the Current and Interim Subadvisory Agreements and are described in the Proxy Statement discussion of those terms with respect to the Current Subadvisory Agreement.

Termination. As noted above, the Interim Subadvisory Agreement contains the same terms and conditions as the Current Subadvisory Agreement, except for provisions regarding termination and compensation. As required by the Rule, the Interim Subadvisory Agreement will terminate on the earlier of the date of shareholder approval of the New Subadvisory Agreement or 150 days from the date of the Interim Agreement. If the Fund’s shareholders do not approve the New Subadvisory Agreement, then the Interim Subadvisory Agreement would terminate on November 28, 2018.

Compensation. Although the rate of compensation payable to the Subadvisor is the same in both the Current and Interim Subadvisory Agreements, the Interim Subadvisory Agreement requires that the compensation payable to the Subadvisor be placed in escrow pending the outcome of the shareholder meeting to approve the New Subadvisory Agreement. Depending on such outcome, the Subadvisor would be entitled to receive subadvisory fees as described above. The rate of compensation payable to the Subadvisor is described in the Proxy Statement.

Other Differences. Apart from the termination and compensation provisions required under the Rule and the effective date, the Current and Interim Subadvisory Agreements are substantially identical except for a provision in the Current Subadvisory Agreement regarding the Fund’s portfolio management team. This provision has expired and is therefore inoperative. Accordingly, the New Subadvisory Agreement does not include this provision. There are also

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some non-material differences between the Current and Interim Subadvisory Agreements, such as updated addresses and signatories, which do not affect the terms and conditions of these Agreements.

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